UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2017

MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07:	Submission of Matters to Vote of Security Holders.

On May 23, 2017, Milestone Scientific Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. At that meeting, stockholders:

●	Elected five incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified; and

●	Approved, on an advisory basis, the appointment of Friedman LLP as the Company’s independent auditors for the 2017 fiscal year.

The specific votes were as follows:

1.	The election of directors:
		VOTES

NAME	FOR	WITHHELD	BROKER NON-VOTES
Leslie Bernhard	14,502,542	44,033	11,082,521
Leonard Osser	13,994,431	552,144	11,082,521
Leonard M. Schiller	14,502,542	44,033	11,082,521
Gian Domenico Trombetta	14,505,475	41,100	11,082,521
Edward Zelnick, M.D.	14,502,475	44,100	11,082,521

2.	Advisory approval of Friedman LLP as the Company’s independent auditors for the 2017 fiscal year:

	VOTES
FOR	AGAINST	ABSTAIN
25,401,182	197,318	30,596

********

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer

Dated: May 25, 2017

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